UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2010
NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2010, we granted restricted stock awards totaling 8,276 shares of common stock under our 2009 Restricted Stock/Unit Plan (the “Plan”) to our executive officers and certain of our key employees based upon the closing price of our common stock on January 4, 2010 of $19.25 per share.  The following table summarizes the restricted stock award grants made to our executive officers.

Name	Dollar Amount	Number of Restricted Shares Awarded
Stephen C. Taylor, Chief Executive Officer & President	$79,000	4,104
Earl R. Wait, Vice President - Accounting	$23,625	1,227
James Hazlett, Vice President – Technical Services	$23,625	1,227

All shares of common stock issued are subject to a one year vesting requirement, subject to acceleration (an “Acceleration Event”) in the case of (i) death, disability, or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Plan.  Thus, except in the case of an Acceleration Event, if a recipient’s employment is terminated prior to January 4, 2011, such recipient will forfeit the shares of common stock he has received in connection with the award described herein.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: January 8, 2010
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer